                                                                      EXHIBIT 5

              [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL LLP]







                                  June 26, 1998




Ramco-Gershenson Properties Trust
27600 Northwestern Highway, Suite 200
Southfield, Michigan 48034

                  Re: Ramco-Gershenson Properties Trust, a Maryland real estate investment trust (the "Company") - Registration Statement on Form S-3 pertaining to $200,000,000 maximum aggregate initial offering price of the Company's: (i) preferred shares of beneficial interest, par value $.01 per share (the "Preferred Shares"), (ii) common shares of beneficial interest, par value $.01 per share (the "Common Shares"), and (iii) warrants exercisable for Preferred Shares or Common Shares (the
                           "Securities Warrants")
                           -----------------------------------------------------

Ladies and Gentlemen:

                  In connection with the registration of Preferred Shares, Common Shares and Securities Warrants, in each case in amounts, at prices and on terms determined at the time of offering (collectively the "Securities") under the Securities Act of 1933, as amended (the "Act") by the Company on Form S-3, filed with the Securities and Exchange Commission (the "Commission") on or about June 26, 1998, as amended, (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below.

                  We have acted as special Maryland counsel for the Company in connection with the matters described herein. In our capacity as special Maryland counsel to the Company, we have reviewed and are familiar with the Declaration of Trust of the Company, as amended, (the "Declaration of Trust") filed with the State

Ramco-Gershenson Properties Trust
June 26, 1998
Page 2




Department of Assessments and Taxation of Maryland (the "Department"), the Bylaws of the Company, as amended,(the "Bylaws") and certain resolutions adopted and actions taken by the Board of Trustees of the Company (the "Board of Trustees") on or before the date hereof and in full force and effect on the date hereof (the "Resolutions") including, but not limited to, those certain resolutions adopted by the Board of Trustees at a duly called meeting held on June 10, 1998. We have also examined other documents and other records of the Company and certificates of public officials and officers of the Company including, without limitation, a status certificate of recent date issued by the Department as to the good standing of the Company, a Certificate of Officer of the Company of recent date to the effect that, among other things, the Declaration of Trust and Bylaws of the Company and the Resolutions and actions by the Board of Trustees which we have examined are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of such certificate. We have also made such further legal and factual examinations as we have deemed necessary or appropriate to provide a basis for the opinion set forth below.

                  In reaching the opinions set forth below, we have assumed the following: (a) each person executing any instrument, document or agreement on behalf of any party (other than the Company) is duly authorized to do so; (b) each natural person executing any instrument, document or agreement is legally competent to do so; (c) all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete; (d) the resolutions adopted and to be adopted, and the actions taken and to be taken by the Board of Trustees including, but not limited to, the adoption of all resolutions and the taking of all actions necessary to authorize the issuance and sale of the Securities in accordance with the procedures set forth in paragraphs 1, 2 and 3 below, have occurred or will occur at duly called meetings at which a quorum of the incumbent trustees of the Company were or are present and acting throughout, or by unanimous written consent of all incumbent trustees, all in accordance with the Declaration of Trust and Bylaws of the Company and applicable law; (e) the number of Preferred Shares and the number of Common Shares to be offered and sold under the Registration Statement, together with the number of Preferred Shares and the number of Common Shares issuable upon conversion of any Securities, will not, in the aggregate, exceed the number of Preferred Shares, and the number of Common Shares, respectively, authorized in the Declaration of Trust of the Company, less the number of Preferred Shares and the number of

Ramco-Gershenson Properties Trust
June 26, 1998
Page 3




Common Shares, respectively, authorized and reserved for issuance and issued and outstanding on the date on which the Securities are authorized, the date on which the Securities are issued and delivered, the date on which any Securities are converted into Common Shares or Preferred Shares, respectively and the date on which Preferred Shares and Common Shares, respectively, are issued pursuant to conversion of such Securities; (f) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security nor the form of certificate evidencing such Security will violate any applicable law or will conflict with, or result in a breach or violation of, the Declaration of Trust or Bylaws of the Company, or any instrument or agreement to which the Company is a party or by which the Company is bound or any order or decree of any court, administrative or governmental body having jurisdiction over the Company; (g) none of the Securities, and none of the shares of Preferred Shares or shares of Common Shares issuable upon conversion of any Securities, will be issued in violation of the provisions of the Declaration of Trust of the Company imposing restrictions on ownership and transfer of shares of the Company.

                  Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that:

                  1. Upon: (a) establishment by the Board of Trustees of the terms, conditions and provisions of any Securities Warrants; (b) due authorization by the Board of Trustees of such Securities Warrants for issuance at a minimum price or value of consideration to be set by the Board of Trustees; and (c) reservation and due authorization by the Board of Trustees of any Preferred Shares and/or any Common Shares issuable upon conversion of the Securities Warrants in accordance with the procedures set forth in Paragraphs 2 and 3 below at a minimum price or value of consideration to be set by the Board of Trustees, all necessary action on the part of the Company will have been taken to authorize such Securities Warrants.

                  2. Upon: (a) designation by the Board of Trustees of one or more series of Preferred Shares to distinguish each such series from any other outstanding series of Preferred Shares; (b) setting by the Board of Trustees of the number of Preferred Shares to be included in such series; (c) establishment by the Board of Trustees of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of such series of Preferred Shares; (d) filing by the Company with the Department of Articles Supplementary setting forth a description of such series of

Ramco-Gershenson Properties Trust
June 26, 1998
Page 4




Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set by the Board of Trustees and a statement that such series of Preferred Shares has been classified by the Board of Trustees under the authority contained in the Declaration of Trust, and the acceptance for record by the Department of such Articles Supplementary; (e) due authorization by the Board of Trustees of a designated number of shares of such series of Preferred Shares for issuance at a minimum price or value of consideration to be set by the Board of Trustees, and (f) reservation and due authorization by the Board of Trustees of any other series of Preferred Shares and/or any Common Shares issuable upon conversion of such series of Preferred Shares in accordance with the procedures set forth in this Paragraph 2 and 3 below, all necessary action on the part of the Company will have been taken to authorize the issuance and sale of shares of such series of Preferred Shares and when such shares of such series of Preferred Shares are issued and delivered against payment, in money or property, of the consideration therefor as set by the Board of Trustees, such shares of such series of Preferred Shares will be validly issued, fully paid and non-assessable.

                  3. Upon due authorization by the Board of Trustees of a designated number of shares of Common Shares at a minimum price or value of consideration to be set by the Board of Trustees, all necessary action on the part of the Company will have been taken to authorize the issuance and sale of such shares of Common Shares, and when such shares of Common Shares are issued and delivered against payment, in money or property, of the consideration therefor as set by the Board of Trustees, such shares of Common Shares will be validly issued, fully paid and non-assessable.

                  We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States for registration of the Securities. We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Prospectus (which is a part of the Registration Statement) entitled "Legal Matters."

                  This opinion is limited to the present laws of the State of Maryland and we express no opinion with respect to the laws of any other jurisdiction. Furthermore, the opinions presented in this letter are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly set forth herein.

Ramco-Gershenson Properties Trust
June 26, 1998
Page 5



                  The opinions set forth in this letter are rendered as of the date hereof and are necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion if any applicable law is changed after the date hereof or if we become aware of any facts or circumstances which now exist or which occur or arise in the future and may change the opinions expressed herein after the date hereof.

                  The opinions expressed in this letter are for your use in connection with the filing of the Registration Statement and the rendering of opinions by Honigman Miller Schwartz and Cohn in connection therewith, and may not be relied upon by you or Honigman, Miller, Schwartz and Cohn for any other purpose, without our prior written consent.

                                     Very truly yours,

                                     /s/ Ballard Spahn Andrew & Ingersoll LLP